UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2010

KORE NUTRITION INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-153243
(Commission File Number)

N/A
(IRS Employer Identification No.)

2831 St. Rose Parkway, Suite 330, Henderson, Nevada,  89052
(Address of principal executive offices and Zip Code)

702.475.5748
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principle Officers

On August 24, 2010, we announced the appointment of David Powley as President and Chief Executive Officer of Go All In, Inc., our wholly owned subsidiary.

David Powley

Mr. Powley’s career consists of more than 25 years of senior executive level experience in the beverage industry.

Mr. Powley’s track record in the beverage industry includes a four-year term as Western Vice President of San Pellegrino S.p.A., where he was tasked with establishing the brand’s presence in North America and the Pacific Rim. Over those four years, San Pellegrino S.p.A. captured a 72% market share in on-premise bottled water sales in the U.S., with sales growing to over $36 million annually.

Prior to his time at San Pellegrino S.p.A., Mr. Powley served as Executive Vice President of Shasco Inc., the largest subsidiary of National Beverage Corporation, where he managed four large-scale manufacturing facilities and more than 200 employees. Shasco Inc. achieved over $100 million in annual sales during Mr. Powley’s tenure.

In 2000, Mr. Powley developed and marketed Kid Fuel, a vitamin B6, B12, and Calcium enriched water targeted at young people, the first of its kind on the market, and eventually sold the brand to Clear Beverage Corp. of Las Vegas, Nevada.

Most recently, during his time as Executive Vice President of Nirvana Spring Water Co., Mr. Powley secured several private label bottling contracts, including one with North America’s largest private label supplier. Mr. Powley successfully guided Nirvana Spring Water Co. from near collapse in 2002 to earning $19 million in annual revenue by the end of 2005.

In addition, Mr. Powley has consulted for Sapporo Breweries, Sapporo Japan, in the design, development, manufacturing and marketing of their first non-alcoholic beverage, Apani Sport Water, which quickly rose to be the best selling sport beverage in the Japanese market.

Family Relationships

There are no family relationships between or among our directors, executive officers or persons nominated or chosen by our company to become directors or executive officers.

Certain Related Transactions and Relationships

We have not been party to any transaction with David Powley since the beginning of our last fiscal year, or any currently proposed transaction with Mr. Powley in which we were or will be a participant and where the amount involved exceeds $120,000, and in which Mr. Powley had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORE NUTRITION INCORPORATED

/s/ Jeffrey Todd
Jeffrey Todd
Chief Executive Officer and Director

Date: September 1, 2010